SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 20, 1999
                Date of Report (Date of earliest event reported)


                         SILVERTHORNE PRODUCTION COMPANY
             (Exact name of registrant as specified in its charter)



          Colorado                         0-11730             84-0189377
----------------------------    ------------------------ ---------------------
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
     of incorporation)                                   Identification Number)




  7001 Seaview Avenue NW, Suite 210, Seattle, Washington          98117
--------------------------------------------------------     ----------------
         (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (206) 297-6151

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired

     Inter-American Telecommunications Holding Corporation
     Page

     Independent Auditors' Report

     Balance Sheet as of June 30, 1999

     Statement of Operations for the period July 24, 1998 (inception) through June 30, 1999

     Statement of Cash Flows for the period July 24, 1998 (inception) through June 30, 1999

     Statement of Changes in Stockholders' Equity for the period July 24, 1998 (inception) through June 30, 1999

     Notes to Financial Statements

     Cognigen Corporation

     Independent Auditors' Report

     Balance Sheets as of June 30, 1999 and 1998

     Statements of Income and Retained Earnings for the years ended June 30, 1999 and 1998

     Statements of Cash Flows for the years ended June 30, 1999 and 1998

     Notes to Financial Statements

     (b)  Proforma Financial Information

     Inter-American Telecommunications Holding Corporation, Silverthorne Production Company and Cognigen Corporation Unaudited Pro Forma Financial Data

     (c)  Exhibits

          Exhibit 2.Stock Purchase and Asset Acquisition Agreement by and among Inter-American Telecommunications Holding Corporation, Silverthorne Production Company, et al.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SILVERTHORNE PRODUCTION COMPANY



Dated:  March 6, 2000                    By: /s/ Jimmy L. Boswell
                                             ----------------------
                                                 Jimmy L. Boswell, President

              INTER-AMERICAN TELECOMMUNICATIONS HOLDING CORPORATION

                              Financial Statements

                                  June 30, 1999

                                    CONTENTS

                                                           Page

INDEPENDENT AUDITORS' REPORT                                F-3

BALANCE SHEET                                               F-4

STATEMENT OF OPERATIONS                                     F-5

STATEMENT OF CASH FLOWS                                     F-6

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                F-7

NOTES TO FINANCIAL STATEMENTS                               F-8-13

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Inter-American Telecommunications Holding Corporation
Seattle, Washington


We have audited the accompanying balance sheet of Inter-American Telecommunications Holding Corporation (a development stage company) as of June 30, 1999, and the related statements of operations, cash flows, and changes in stockholders' equity for the period from inception (July 24, 1998) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inter-American Telecommunications Holding Corporation as of June 30, 1999, and the results of its operations, its cash flows and its changes in stockholders' equity for the period from inception (July 24, 1998) through June 30, 1999 in conformity with generally accepted accounting principles.


Denver, Colorado
January 20, 2000
(except for Note 8 which
is dated February 10, 2000)

                               COMISKEY & COMPANY

                               PROFESSIONAL CORPORATION

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 1999


      ASSETS                                                1999
                                                         -----------
OTHER ASSETS
    Goodwill .......................................     $         5
    Deferred
    tax ............................................          16,531
    Customer lists
                                                           1,300,015
                                                         -----------
      TOTAL ASSETS .................................     $ 1,316,551
                                                         ===========


      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Interest payable ...............................     $    67,814
    Notes payable - related parties
                                                             700,000

        Total current liabilities
                                                             767,814

    Notes payable - related parties, due in more
    than one year ..................................         600,000

STOCKHOLDERS' EQUITY
    Common stock; $0.01 par value, 10,000 shares
      Authorized; 2,000 shares issued and
      outstanding ..................................              20
    Deficit accumulated during the development stage
                                                             (51,283)
                                                         -----------
                                                             (51,263)
                                                         -----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...     $ 1,316,551
                                                         ===========









               The accompanying notes are an integral part of the
                              financial statements.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
              STATEMENT OF OPERATIONS For the period July 24, 1998
                        (inception) through June 30, 1999


Revenue ............................     $   --

Interest expense ...................       67,814
                                         --------

      Loss before income taxes .....      (67,814)

Income tax benefit..................       16,531
                                         --------

      NET LOSS .....................     $(51,283)
                                         ========



Basic and diluted earnings per share     $ (25.64)
                                         ========

Weighted average shares outstanding         2,000
                                         ========






               The accompanying notes are an integral part of the
                              financial statements.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
              STATEMENT OF CASH FLOWS For the period July 24, 1998
                        (inception) through June 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
    Net ...........................................     $(51,283)
    loss
    Adjustments to reconcile net income to net
    cash
      Flows from operating activities:
        Deferred tax benefit
                                                         (16,531)
        Changes in assets and liabilities:
           Interest payable
                                                          67,814
                                                         -------

      Net cash flows from operating activities               --

CASH FLOWS FROM INVESTING ACTIVITIES
      Net cash flows from investing activities               --

CASH FLOWS FROM FINANCING ACTIVITIES
      Net cash flows from financing activities               --
                                                         --------

NET CHANGE IN CASH                                           --
                                                         --------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD               --
                                                         --------

CASH AND CASH EQUIVALENTS, END OF PERIOD ..........      $   --
                                                         ========














               The accompanying notes are an integral part of the
                              financial statements.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY For the period July 24,
                     1998 (inception) through June 30, 1999


                                                           Deficit
                               Stock                     accumulated
                               Number                    during the      Total
                                 of                      Development  Stockholders'
                               Shares       Amount         Stage        Equity
                               ------      --------       --------     -------
Common stock issued for
 intangible assets,
 November 4, 1998 at
 $0.01 per share                2,000      $    20        $  --       $     20

Net loss for the period
 July 24, 1998 to June 30,
 1999                             --            --         (51,283)    (51,283)
                               ------      --------       --------     -------

Balance, June 30, 1999.....     2,000      $    20        $(51,283)   $(51,263)
                                =====      ========       ========    ========




               The accompanying notes are an integral part of the
                              financial statements.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


1.   Organization and Presentation
     -----------------------------
     Description of Business and Operations
     Inter-American Telecommunications Holding Corporation ("ITHC" or the "Company") was incorporated in the state of Delaware on July 24, 1998. ITHC was organized for the purpose of consolidating the operations of certain enterprises engaged in the commerce and transmission of domestic and international long distance telephone and related services.

     During the period ended June 30, 1999, ITHC acquired customer lists from Telkiosk, Inc. ("Telkiosk") and Combined Telecommunications Consultancy, Ltd. ("CTC") that will be utilized to build a customer base for telecommunication sales. The Company also issued shares to acquire Inter-American Telecommunications Corporation ("ITC"), which will provide backroom support services for the Company's operations. On July 1, 1999, ITHC acquired all of the assets and liabilities of Cognigen Corporation, an on-line marketer of a variety of telecommunications services; see Note 8.

     As of June 30, 1999, the Company is in the development stage as defined in Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises. Since its inception, the Company has geared its efforts toward the acquisition of assets that will allow it to be engaged in direct and multilevel agency marketing and sale of long distance service and products as well as the switching and transport of voice, fax and data telephone and Internet traffic and related services. At June 30, 1999, operations had not commenced.

2.   Summary of Significant Accounting Policies
     ------------------------------------------
     Customer lists
     Customer databases acquired for debt have been recorded at the face amount of the debt issued in the acquisition. Customer databases will be amortized into income over a period not to exceed 3 years from the migration date.

     Income Taxes
     The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" which requires that deferred income tax expenses be provided based upon estimated future tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes calculated based upon provisions of enacted tax laws.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     Financial Instruments
     Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

     Use of Estimates
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

     Loss Per Share
     Loss per common share has been computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Shares issued in the initial capitalization of the Company have been treated as outstanding since inception.

3.   Statements of Cash Flows
     There were no cash payments made for interest or income taxes in 1999. Non-cash investing and financing activities consisted of the following:

           Issuance of promissory notes        $ 1,300,000
           Issuance of common stock                     20
           Purchase of customer lists           (1,300,015)
           Goodwill                                     (5)

4.   Long-term Debt

     At June 30, 1999, the Company had the following notes payable to related parties:

                                                       Current        Long-term
                                                       -------        ---------

     8% unsecured promissory note payable to Telkiosk,
      with principal and interest due upon maturity
      at November 4, 1999,  partially refinanced
      to July 1, 2000                                  $200,000        $300,000

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     8% unsecured  promissory  note  payable to CTC,
      with principal and interest due upon maturity
      at November 4, 1999, partially refinanced to
      July 1, 2000.                                     500,000         300,000
                                                       --------        --------

                                                       $700,000        $600,000
                                                       ========        ========

5.   Income Taxes
     --------------
     The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

     The Company's total deferred tax assets, deferred tax liabilities, and deferred tax valuation allowance at June 30, 1999 are as follows:

                     Deferred tax assets
                          Non-benefited tax losses and credits     $ 16,531
                          Valuation allowance                           -
                                                                   --------

                               Net deferred tax asset              $ 16,531
                                                                   ========

     The provision for income taxes was different than the amount computed using the statutory income tax rate for the reasons following:

                          Tax computed at statutory rate           $ 10,172
                          State taxes                                 6,359
                          Valuation allowance                           -
                                                                   --------

                               Income tax benefit                  $ 16,531
                                                                   ========

6.   Commitments and Contingencies
     Working capital commitments
     A portion of the consideration paid to acquire the customer lists is a commitment to provide a total of $700,000 over a 3 year period to cover the costs of migrating the customer bases to a chosen carrier network and the costs of business expansion related to the customer bases.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     ITHC owns 100% of the common shares of ITC, a company that will provide backroom support services for companies engaged in providing long distance telephone services. A separate agreement to provide $150,000 in working capital to this related party was executed concurrently with the customer list purchases.

     Presentation as a going concern
     The Company is in the development stage and at June 30, 1999, had no liquid assets with which to satisfy its acquisition liabilities and ongoing working capital commitments. After year end, as discussed in Note 8, the Company acquired a controlling interest in Silverthorne Production Company, a publicly traded shell company. Between September and December of 1999, Silverthorne Production Company raised a total of $5.85 million through the sale of its common stock, the proceeds of which will be used to fund ITHC's operating capital requirements, as well as to make additional planned acquisitions.

7.   Related Party Transactions
     Acquisition of customer databases
     On November 4, 1998, ITHC acquired a customer database of 54,034 individual subscribers from TelKiosk in exchange for 500 shares of ITHC common stock, plus a cash payment of $500,000 in the form of a promissory note payable November 4, 1998 (and subsequently extended until July 1, 2000 as to the remaining $300,000 balance due). TelKiosk is partially owned by Peter Tilyou, a former officer and director of ITHC.

     Also on November 4, 1998, ITHC acquired a customer database of 41,415 individual subscribers from CTC in exchange for 1,000 shares of ITHC common stock plus a cash payment of $800,000 in the form of a promissory note payable November 4, 1999 (and subsequently extended until July 1, 2000 as to $300,000 of the remaining balance due). CTC is partially owned by Peter Tilyou, a former officer and director of ITHC.

8.   Subsequent Event
     Acquisition of Cognigen Corporation
     On July 1, 1999, the Company entered into an agreement with Cognigen Corporation ("Cognigen") to purchase all of Cognigen's assets. The purchase price included 5,500 shares of ITHC common stock ($.01 par value), a $300,000 note payable due October 1, 1999, a four-year employment contract for the founder of Cognigen with an annual base salary of $175,000, and a commitment to provide future working capital of $600,000 over a three year period to cover business expansion. The transaction will be accounted for as a purchase.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     The following Pro Forma combined, condensed financial information reflects the acquisition of Cognigen as if it occurred as of July 24, 1998 (the beginning of the period).

           Total Assets             $ 1,923,583
           Total Liabilities        $ 1,982,914
           Stockholders' Equity     $   (59,331)

           Revenues                 $ 1,807,401
           Net loss                 $  ( 37,049)
           Loss per share           $    (18.52)

     Acquisition of controlling interest in Silverthorne Production Company On August 20, 1999, pursuant to a Stock Purchase and Asset Acquisition Agreement by and among Silverthorne Production Company ("Silverthorne"), certain shareholders of Silverthorne, and the Company, ITHC acquired a total of 24,345,384 shares, or approximately 58%, of the outstanding common stock of Silverthorne in exchange for all of ITHC's assets and liabilities. In a second closing which is to occur after the annual meeting of the shareholders of Silverthorne, ITHC will receive an additional 37,298,444 Silverthorne common shares. Silverthorne is a publicly-traded shell company with no assets or liabilities prior to the transaction with ITHC as described herein.

     Of the shares acquired in August, 11,742,953 were acquired directly from Silverthorne and 12,602,431 shares were acquired from certain shareholders of Silverthorne in exchange for $190,000 in cash and 300 shares of ITHC common stock.

     Shares issued for employment agreements
     On July 22, 1999 ITHC executed a one-year employment agreement for the positions of Chief Operating Officer ("COO") and Chief Financial Officer ("CFO"). Included in this agreement was a jointly held option to purchase 1,000 shares of ITHC common stock at any time during the one-year period commencing July 22, 1999. The shares were issued in consideration of services rendered in August of 1999.

     Aquila Agreement
     On July 22, 1999, ITHC entered into a three-year carrier service agreement with Aquila International Telecommunications, Inc. ("Aquila"), a company partially owned by Jimmy Boswell and David G. Lucas who are officers and directors of the Company. ITHC provided an advance payment of $400,000 in connection with this agreement.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     In January 2000, Silverthorne entered into a letter of intent to acquire Aquila, subject to the execution of a definitive agreement and other conditions.

                              COGNIGEN CORPORATION

                              Financial Statements

                             June 30, 1999 and 1998

                                    CONTENTS


                                                            Page

INDEPENDENT AUDITORS' REPORT                                F-16

BALANCE SHEETS                                              F-17

STATEMENTS OF INCOME AND RETAINED EARNINGS                  F-18

STATEMENTS OF CASH FLOWS                                    F-19

NOTES TO FINANCIAL STATEMENTS                               F-20--24

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Cognigen Corporation
Seattle, Washington


We have audited the accompanying balance sheets of Cognigen Corporation as of June 30, 1999 and 1998, and the related statements of income and retained earnings, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cognigen Corporation as of June 30, 1999 and 1998, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.


Denver, Colorado
January 20, 2000

                               COMISKEY & COMPANY

                               PROFESSIONAL CORPORATION

                              Cognigen Corporation
                                 BALANCE SHEETS
                             June 30, 1999 and 1998

      ASSETS                                 1999           1998
                                           ---------      ---------

CURRENT ASSETS
    Cash and cash equivalents ........     $  21,248      $  14,390
    Commissions receivable ...........       279,507         19,956
    Inventory ........................        25,076         38,301
    Prepaid excise taxes .............           752          1,149
                                           ---------      ---------
        Total current assets                 326,583         73,796

EQUIPMENT - AT COST
    Telephone system .................         3,035           --
    Computers ........................        17,804           --
    Furniture ........................           790           --
    Capitalized software .............       125,000        125,000
                                           ---------      ---------
                                             146,629        125,000
    Less accumulated depreciation ....        67,273         37,500
                                           ---------      ---------
                                              79,356         87,500
OTHER ASSETS
    Deferred income tax asset ........            74          2,718
    Deposits .........................         1,500           --
                                           ---------      ---------
                                               1,574          2,718
                                           ---------      ---------

      TOTAL ASSETS ...................     $ 407,513      $ 164,014
                                           =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable .................     $   1,024      $    --
    Commissions payable ..............       184,268         40,346
    Deferred revenue .................        71,763         31,451
    Income taxes payable .............        13,770          2,032
    Payroll taxes payable ............        50,403         22,918
                                           ---------      ---------

        Total current liabilities ....       321,228         96,747

STOCKHOLDERS' EQUITY
    Common stock; $0.01 par value,
     100,000 shares authorized; 91,000
     shares issued and outstanding ...           910            910
    Additional paid-in capital .......       124,100        124,100
    Retained deficit .................       (38,725)       (57,743)
                                           ---------      ---------
                                              86,285         67,267

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY ..............................     $ 407,513      $ 164,014
                                           =========      =========


               The accompanying notes are an integral part of the
                              financial statements.

                              Cognigen Corporation
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   For the years ended June 30, 1999 and 1998

                                                  1999        1998

Revenues
    Commission income .................     $   765,416      $   615,090
    Calling card sales ................       1,041,985          237,113
                                            -----------      -----------
                                              1,807,401          852,203
                                            -----------      -----------

Cost of revenues
    Commissions .......................         553,086          409,657
    Calling card cost of revenue ......         679,864          110,268
                                            -----------      -----------
                                              1,232,950          519,925
                                            -----------      -----------

      Gross profit ....................         574,451          332,278

Selling, general and administrative
 expenses .............................         541,051          381,885
                                            -----------      -----------

      Income (loss) before income taxes          33,400          (49,607)

Provision for income taxes ............          14,382           (1,918)
                                            -----------      -----------

      NET INCOME (LOSS) ...............          19,018          (47,689)

Retained deficit
    Balance, beginning of the year ....         (57,743)         (10,054)
                                            -----------      -----------

    Balance, end of year ..............     $   (38,725)     $   (57,743)
                                            ===========      ===========


Basic earnings per share ..............     $      0.21      $     (0.52)
                                            ===========      ===========

Diluted earnings per share ............     $      0.21      $     (0.52)
                                            ===========      ===========





               The accompanying notes are an integral part of the
                              financial statements.

                              Cognigen Corporation
                            STATEMENTS OF CASH FLOWS
                   For the years ended June 30, 1999 and 1998



                                                       1999          1998
                                                    ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss) .........................     $  19,018      $ (47,689)
    Adjustments to reconcile net income to
     net cash provided by operating activities:
        Depreciation ..........................        29,773         25,000
        Deferred income taxes .................         2,644         (2,718)
        Changes in assets and liabilities:
          Commissions receivable ..............      (259,551)        58,824
          Inventory ...........................        13,225        (38,301)
          Prepaid excise taxes ................           397         (1,149)
          Deposits ............................        (1,500)          --
          Accounts payable ....................         1,024           (579)
          Commissions payable .................       143,922        (20,783)
          Deferred revenue ....................        40,312         31,451
          Income taxes payable ................        11,738            800
          Payroll taxes payable ...............        27,485         22,918
                                                    ---------      ---------
      Net cash provided by operating
       activities .............................        28,487         27,774

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of equipment ..................       (21,629)          --
                                                    ---------      ---------

      Net cash used by investing activities ...       (21,629)          --

CASH FLOWS FROM FINANCING ACTIVITIES
      Net cash provided by financing
       activities .............................          --             --
                                                    ---------      ---------

NET INCREASE IN CASH ..........................         6,858         27,774

CASH AND CASH EQUIVALENTS, BEGINNING
 OF YEAR ......................................        14,390        (13,384)
                                                    ---------      ---------

CASH AND CASH EQUIVALENTS, END OF YEAR ........     $  21,248      $  14,390
                                                    =========      =========



               The accompanying notes are an integral part of the
                              financial statements.

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998


1.   Organization and Presentation
     Description of Business and Operations
     Cognigen Corporation, previously Cognigen Communications, was incorporated in the state of Nevada in February 1998. Cognigen's predecessor, Cognigen Communications, was incorporated in the state of California in February 1997. All references to the "Company" or "Cognigen" refer to Cognigen Corporation and include its predecessor. Cognigen is an on-line marketer of a variety of telecommunication services.

     Telecommunication services that are offered for sale include both domestic and international long distance, international callback service, high bandwidth web hosting service, IP telephony service and prepaid calling cards. Services other than prepaid calling cards are provided by telecommunication companies with which Cognigen has on-going relationships. Commissions are paid to Cognigen based on the sale and usage of these telecommunication services. The commission rates vary among the providers. Calling cards are purchased from various vendors at a discount from the face value. Revenue is generated upon the sale of the calling cards.

     Cognigen services are marketed via a network of over thirty thousand agents worldwide. Each agent has a personalized Web page that is accessed by customers and potential customers looking for lower cost telecommunication services. Commissions are paid on a sliding scale to agents on both direct and downline sales.

2.   Summary of Significant Accounting Policies
     Revenue Recognition
     The Company records commission income when the underlying telecommunication service is rendered.

     Calling card revenue is recorded when the calling cards are shipped. The Company's policy is to delay shipment of calling cards for a two week period after receipt of cash to allow for processing. This delay results in deferred revenue which is recorded as liability until the calling cards are shipped.

     General and administrative expenses are charged as incurred to periodic income.

     Statement of Cash Flows
     For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998


     Commissions Receivable
     Commissions receivable represent amounts due from providers for telecommunication services used by subscribers. Typically providers pay commissions due to Cognigen forty-five days after the usage month end to allow for billing and collection.

     No allowance for doubtful accounts has been established by the Company and no bad debt expense has been recorded in either 1998 or 1999.

     Inventory
     Inventory consists of prepaid calling cards held for resale and is valued at the lower of cost or market. Calling cards are purchased from a variety of vendors at a discount from the face value. Excise tax of 3% of the face value is paid at the time of purchase. When the calling card is sold, the excise tax is collected and offset against the prepaid excise tax.

     Property and Equipment
     Property and equipment is stated at cost and depreciated using the straight-line method over the following estimated useful lives:

      Telephone system                       5 years
      Computers                              3 years
      Furniture                              5 years
      Capitalized software                   5 years

     Software developed to support the self-replicating Web pages used to market telecommunication services and administer agents' sales and related commissions has been capitalized according to the provisions of AICPA Statement of Position 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use". Such software was contributed in exchange for stock in the Company in February 1997.

     Commissions Payable
     Commissions payable represent amounts due to agents as commission related to the usage for which the Company is due commission income from its providers. It is the Company's policy to pay commission to its agents only after receiving commission due from its providers. This policy results in approximately two months commission payable as of each year end.

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998

     Income Taxes
     The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" which requires that deferred income tax expenses be provided based upon estimated future tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes calculated based upon provisions of enacted tax laws.

     Concentration of Credit Risk
     The Company sells the telecommunication services of various providers. Based on the sales efforts of the Company's agents, a concentration of revenue and/or receivables can arise at various times. As of June 30, 1999 and 1998, commissions receivable from two providers comprised 64% and 95%, respectively, of the total commissions receivable. For the year ended June 30, 1998, 97% of commission income was generated from one provider. For the year ended June 30, 1999, this provider's proportionate share of revenue had decreased to 21%, while a new provider contributed 42% of the total revenue.

     Financial Instruments
     Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

     Use of Estimates
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

     Earnings Per Share
     The Company has adopted Statement of Financial Accounting Standards No. 128 Earnings per Share" (SFAS No. 128) that requires the calculation of basic earnings per common share, which is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, and diluted earnings per common share, which is computed using the weighted average number of shares of common stock and common stock equivalents.

     3. Statements of Cash Flows
        ------------------------
     There were no cash payments made for interest or income taxes in either 1999 or 1998.

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998


     4. Income Taxes
        ------------
     The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

     The components of income tax expense (benefit) are:

                                    1999         1998
                                 --------      --------

Taxes currently payable ....     $ 11,738      $    800
Change in deferred tax asset        2,644        (2,718)
                                 --------      --------


                                 $ 14,382      $ (1,918)
                                 ========      ========


     The Company's total deferred tax assets, deferred tax liabilities, and deferred tax valuation allowance at June 30, 1999 and 1998 are as follows:

                                              1999        1998
                                              ------     ------
Deferred tax assets
     Deductible temporary differences ...     $   74     $ --
     Non-benefited tax losses and credits       --        2,718
                                              ------     ------


          Total deferred tax assets .....         74      2,718
                                              ------     ------

          Net deferred tax asset ........     $   74     $2,718
                                              ======     ======


     The provision for income taxes was different than the amount computed using the statutory income tax rate for the reasons following:

                                       1999        1998
                                     -------     -------

Tax computed at statutory rate..     $ 5,010     $(7,441)
State taxes ....................       5,744        --
Other, non-deductible expenses .       3,628       5,523
                                     -------     -------

     Provision for income taxes      $14,382     $(1,918)
                                     =======     =======

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998


     5. Commitments and Contingencies
        -----------------------------
     The Company leases certain office space under an operating lease expiring September 30, 1999 with monthly payments of $900 and an option to renew on a month-to-month basis at $945 per month. Total expense for the years ended June 30, 1999 and 1998 was $7,815 and $0, respectively.

     The Company is not involved in any lawsuits or litigation.

     6. Related Parties
        ---------------
     Prior to October 1, 1998, the corporate offices of the Company were in the personal residence of the two of the Company's directors. No rent was charged for the use of the space.

     7. Subsequent Event
        ----------------
     On July 1, 1999, the Company entered into an agreement with Inter-American Telecommunications Corporation ("ITHC") to sell all of its assets to ITHC. The purchase price included 5,500 shares of ITHC common stock ($.01 par value), a $300,000 note payable due October 1, 1999, a four-year employment contract for Cognigen's founder, and provisions for future working capital of $600,000 over a three year period to cover business expansion.

     ITHC was incorporated on July 24, 1998 and had no operations during the year ended June 30, 1999. Proforma financial results would include only the results of operations of Cognigen.

              Inter-American Telecommunications Holding Corporation
                         Silverthorne Production Company
                              Cognigen Corporation

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The accompanying unaudited Pro Forma financial information gives effect to the July 1, 1999 acquisition of the operating assets of Cognigen Corporation ("Cognigen") and the August 20, 1999 acquisition of a majority interest in Silverthorne Production Company ("Silverthorne") by Inter-American Telecommunications
     Holding Corporation ("ITHC").

     On July 1, 1999, ITHC entered into an agreement with Cognigen Corporation ("Cognigen") to purchase all of Cognigen's assets. The purchase price included 5,500 shares of ITHC common stock ($.01 par value), a $300,000 note payable due October 1, 1999, a four-year employment contract for the founder of Cognigen, and a commitment to provide future working capital of $600,000 over a three year period to cover business expansion. The transaction will be accounted for as a purchase.

     On August 20, 1999, pursuant to a Stock Purchase and Asset Acquisition Agreement by and among ITHC, Silverthorne, and certain shareholders of Silverthorne, ITHC acquired a total of 24,345,384 shares, or approximately 58%, of the outstanding common stock of Silverthorne in exchange for all of ITHC's assets and liabilities. In a second closing which is to occur after the annual meeting of the shareholders of Silverthorne, ITHC will receive an additional 37,298,444 Silverthorne common shares.

     The following unaudited pro forma financial statements are based on the historical presentation of the financial statements of ITHC, Cognigen, and Silverthorne as of June 30, 1999 and for the year then ended.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements, including notes thereto, of ITHC, Cognigen, and Silverthorne previously filed or included herein.

                         Silverthorne Production Company
                         Pro-Forma Financial Statements
                                  June 30, 1999
                                   (Unaudited)


                                           Silverthorne         ITHC           Cognigen
                                           June 30, 1999    June 30, 1999    June 30, 1999   Pro Forma      Pro Forma
                                            Historical        Historical       Historical    Adjustments    Combined
                                            -----------      -----------      -----------   ------------   -----------
Current Assets ........................     $      --        $      --        $   326,583                  $   326,583

Equipment .............................            --               --             79,356                       79,356

                                                                                               213,770a
Other Assets ..........................            --          1,316,551            1,574      (14,251)b     1,517,644
                                            -----------      -----------      -----------                  -----------

Total Assets ..........................     $      --        $ 1,316,551      $   407,513                  $ 1,923,583
                                            ===========      ===========      ===========                  ===========

                                                                                               $190,000e
Current                                                                                         300,000a
 liabilities ..........................     $     2,234      $ 1,367,814      $   321,228        (6,128)c  $ 2,175,148

Stockholders'                                                                                     (8,123)b,c
 equity ...............................          (2,234)         (51,263)          86,285        (86,230)a    (251,565)
                                            -----------      -----------      -----------       (190,000)e -----------

Total
 liabilities and
 equity ...............................     $      --        $ 1,316,551      $   407,513                  $ 1,923,583
                                            ===========      ===========      ===========                  ===========

Revenues ..............................     $      --        $      --        $ 1,807,401                  $ 1,807,401
Cost of revenues ......................            --               --          1,232,950                    1,232,950
                                            -----------      -----------      -----------                  -----------
Gross profit ..........................            --               --            574,451                      574,451

SG&A ..................................            --               --            541,051         14,251b      555,302
Interest ..............................            --             67,814             --                         67,814
Other income/
 expense ..............................           4,784             --               --                          4,784
                                            -----------      -----------      -----------                  -----------

Net before tax ........................           4,784          (67,814)          33,400                      (53,449)

Tax ...................................            --             16,531          (14,382)          6,128c       8,277
                                            -----------      -----------      -----------                  -----------

Net income ............................     $     4,784      $   (51,283)     $    19,018                  $   (32,265)
                                            ===========      ===========      ===========                  ===========

Income (loss)
 per share:

Basic .................................     $      0.00      $    (25.64)     $      0.21                  $     (0.00)
                                            ===========      ===========      ===========                  ===========
Diluted ...............................     $      0.00      $    (25.64)     $      0.21                  $     (0.00)
                                            ===========      ===========      ===========                  ===========

Weighted average
 shares outstanding....................      15,757,047            2,000           91,000      11,742,953d  27,500,000
                                            ===========      ===========      ===========                  ===========

                                     F - 26

Pro Forma Adjustments
a - to record acquisition of Cognigen for $300,000 debt plus $55 stock b - to amortize goodwill ratably over a 15 year recovery period c - tax effect of goodwill amortization d - newly issued Silverthorne shares acquired by ITHC e - to record charge to equity for 12,602,431 Silverthorne shares acquired by
    ITHC from Silverthorne shareholders for $190,000.

                                   EXHIBIT 2

                               STOCK PURCHASE AND
                           ASSET ACQUISITION AGREEMENT


This Stock Purchase and Asset Acquisition Agreement (the "Agreement") is entered into as of this 19th day of August 1999, by and among Silverthorne Production Company, a Colorado corporation ("Silverthorne"), Inter-American Telecommunications Holding Corporation, a Delaware corporation ("ITHC"), and David L. Jackson, Patricia A. Jackson, Eric J. Sundsvold, and Karrie R. Jackson, C/F W.R. Jackson (the "Selling Shareholders").

                                    RECITALS

     WHEREAS, Silverthorne is a publicly-traded company which has evaluated and wishes to acquire all of the assets owned by ITHC in order to maximize Silverthorne's business development for the benefit of Silverthorne and its shareholders;

     WHEREAS, ITHC is a privately held marketing service provider of long distance communications services which desires to enter into a transaction in which all of its assets would be transferred to Silverthorne and would result in ITHC ultimately holding approximately 84.59% of the shares of Silverthorne outstanding; and

     WHEREAS, Selling Shareholders desire to sell an aggregate of 12,602,431 shares of Silverthorne common stock held by them to ITHC;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and representations set forth below and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                        TRANSFER OF SECURITIES AND ASSETS

1.1 Transfer of Shares by Selling Shareholders. Subject to the terms and conditions of this Agreement, Selling Shareholders agree to sell and ITHC agrees to purchase an aggregate of 12,602,431 shares of Silverthorne common stock in exchange for $190,000 in cash and 300 shares of ITHC's common stock. The number of shares being sold by each Selling Shareholder is set forth in the signature block to this Agreement. This sale shall occur at the First Closing, as described herein.

1.2 Issuance of Shares. Subject to the terms and conditions of this Agreement, Silverthorne hereby agrees to issue to ITHC at the First Closing, 29,242,953 restricted shares of Common Stock of Silverthorne; provided, however, if Silverthorne has not been able to cancel the 75,000 shares held in the name of David M. Anderson by the First Closing, the number issued to ITHC will be reduced by 75,000, and Silverthorne agrees to use its best efforts to have the 75,000 shares canceled as soon as possible at which time the remaining 75,00 shares will be issued to ITHC. After the First Closing, Silverthorne shall call a meeting of its shareholders for the purposes described in this Agreement including the consideration of a 1 for 4 reverse split of the outstanding shares of Silverthorne Common Stock. After the effective date of such reverse stock split, a Second Closing shall be held at which an additional 4,949,611 post-split shares of Common Stock of Silverthorne shall be issued to ITHC as final payment for the assets purchased hereby. All of the shares of Silverthorne Common Stock to be issued to ITHC shall be fully restricted under Rule 144 but shall be free and clear of any and all encumbrances.

1.3 Transfer of Assets. In exchange for the shares of Silverthorne Common Stock to be issued to ITHC, ITHC hereby agrees to transfer and assign to Silverthorne, at the First Closing, fully and absolutely, all right, title and interest of all of the assets of ITHC set forth on Schedule A which is attached hereto and incorporated herein by reference, and ITHC agrees that Silverthorne shall be the sole owner of such assets.

1.4 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Silverthorne to ITHC shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to
Section 4(2) of the Act and the rules and regulations promulgated thereunder, and the Common Stock to be transferred by Selling Shareholders to ITHC shall be exempt from the registration requirements in reliance upon Section 4(1) of the Act.

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF SILVERTHORNE

Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, Silverthorne represents and warrants to ITHC that:

2.1 Organization. Silverthorne is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

2.2 Capitalization. The authorized capital stock of Silverthorne consists of 50,000,000 shares of $.001 par value Common Stock of which 15,832,047 shares of Common Stock are currently issued and outstanding, and 75,000 of these shares are in the process of being cancelled. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Silverthorne to issue or to transfer from treasury any additional shares of its capital stock of any class.

2.3 Subsidiaries. Silverthorne does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).


2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of Silverthorne as of the date of this Agreement.

2.5 Financial Statements. Silverthorne has delivered to ITHC its audited balance sheet and statements of operations and cash flows as of and for the period ended June 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of Silverthorne as of the dates, and for the periods, indicated therein. As of the First Closing, there shall be no more than $10,000 in liabilities.

2.6 Absence of Changes. Since June 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Silverthorne's knowledge, Silverthorne has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

2.7 Absence of Undisclosed Liabilities. To the best of Silverthorne's knowledge, neither Silverthorne nor any of its assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the Financial Statements.

2.8 Tax Returns. Within the times and in the manner prescribed by law, Silverthorne has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ITHC shall have the opportunity to meet with Silverthorne's accountants and attorneys to discuss the financial condition of Silverthorne. Silverthorne shall make available to ITHC all books and records of Silverthorne.

2.10 Trade Names and Rights. Silverthorne does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

2.11 Compliance with Laws. To the best of Silverthorne's knowledge, Silverthorne has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

2.12 Litigation. Silverthorne is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Silverthorne, threatened against or affecting Silverthorne or its business, assets, or financial condition. Silverthorne is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Silverthorne is not engaged in any legal action to recover moneys due to it.

2.13 No Pending Investigation. Silverthorne is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Silverthorne or any officers or directors of Silverthorne or any shareholders or controlling persons of such shareholders.

2.14 Authority. Silverthorne has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Silverthorne has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Silverthorne, the performance of the obligations of Silverthorne under this Agreement and the consummation by Silverthorne of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Silverthorne are necessary to authorize the execution and delivery of this Agreement by Silverthorne in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Silverthorne, will be a valid and binding agreement of Silverthorne, enforceable against Silverthorne in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

2.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Silverthorne of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Silverthorne's knowledge: (a) violate any provision of Silverthorne's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Silverthorne, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Silverthorne is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Silverthorne; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Silverthorne is bound or subject.

2.16 Validity of Silverthorne Shares. The shares of Silverthorne Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.17 Full Disclosure. None of the representations and warranties made by Silverthorne herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Silverthorne, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

2.18 Assets. Silverthorne does not have any assets.

2.19 Material Contracts and Obligations. Silverthorne has no material contracts to which it is a party or by which it is bound.

2.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Silverthorne in connection with:
(a) the execution and delivery by Silverthorne of its obligations under this Agreement; (b) the performance by Silverthorne of its obligations under this Agreement; or (c) the consummation by Silverthorne of the transactions contemplated by this Agreement.

2.21 Real Property. Silverthorne does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

2.22 Articles of Incorporation and Bylaws. The Articles of Incorporation of Silverthorne and all amendments thereto to date, certified by the Secretary of State of the State of Colorado, and the by-laws of Silverthorne, as amended to date, certified by Silverthorne's Secretary or Assistant Secretary, (1) shall be delivered to ITHC at the First Closing, (2) are true, complete and correct and
(3) have not been further amended subsequent to the date of delivery of such documents. The minute book of Silverthorne (or a true and correct copy thereof, certified by the Secretary or Assistant Secretary of Silverthorne) (1) shall be delivered to legal counsel to ITHC at the First Closing and (2) correctly reflects all actions taken and resolutions adopted by Silverthorne, the board of directors and all committees of the board of directors of Silverthorne.

2.23 Termination of Pricenet.com Transaction. The transaction between Silverthorne and Pricenet.com which was executed on March 11, 1999, was terminated on March 30, 1999, and Silverthorne has no liabilities or obligations with respect thereto.

2.24 SEC Filings. Silverthorne is current in its filings with the SEC required under the Securities Exchange Act of 1934, as amended (the "SEC Filings"). The SEC filings, as of their respective filing dates, complied in all material respects with all applicable requirements of the Exchange Act and the SEC Filings, as of their filing dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements and information therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF ITHC

     Except as disclosed in Schedule 3 which is incorporated herein by reference, ITHC represents, warrants and covenants to the Silverthorne that:

3.1 Authority of ITHC. ITHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ITHC has full corporate power and authority to enter into this Agreement, to consummate these transactions and to comply with its terms, conditions and provisions. This Agreement constitutes, and each other agreement and instrument to be executed and delivered pursuant to the terms of this Agreement (collectively, the "ITHC Transaction Documents") by ITHC will constitute, the legal, valid and binding obligation of the ITHC enforceable in accordance with such ITHC Transaction Document's terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement or other ITHC Transaction Documents, nor the consummation of the transactions contemplated by it or them will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or Bylaws of the ITHC or any agreement, mortgage, debt instrument, indenture or other instrument, judgment, decree, order, award, law or regulation by which ITHC is bound.

3.2 Consents. No consent, approval, authorization or other action by, or filing or registration with, any federal, state or local governmental authority or any other person or entity, is required in connection with the execution and delivery by ITHC of this Agreement, the consummation by ITHC of the transactions contemplated hereby or the performance of ITHC's obligations hereunder.

3.3 Investment Intent. ITHC is acquiring the shares of Silverthorne Common Stock pursuant to this Agreement from Silverthorne and the Selling Shareholders for investment purposes and not with a view to public distribution, provided that such shares may be distributed by ITHC to its shareholders. ITHC understands that the shares of Silverthorne Common Stock to be acquired constitute "restricted securities" as that term is defined under Rule 144 under the Securities Act of 1933, as amended.

3.4 Title to Assets. ITHC is the owner of its assets with the full right to sell or dispose of such assets. Excepting only the lien of property taxes not delinquent and the security interests disclosed in Schedule 3, ITHC has title to the assets, free and clear of any interest to secure payment or performance of an obligation, or which retains or reserves such an interest for such purpose.

3.5 Material Contracts. There are no contracts (including written employment contracts), permits or agreements of any kind which materially affect the assets other than those which have been disclosed in Schedule 3 attached hereto; and ITHC will not enter into any new contracts or agreements which would materially affect such asset without the prior written consent of Silverthorne.

3.6 Tax Returns. Within the times and in the manner prescribed by law, ITHC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

3.7 Compliance with Laws. To the best of ITHC's knowledge, ITHC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

3.8 Litigation. ITHC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of ITHC, threatened against or affecting ITHC or its business, assets, or financial condition. ITHC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. ITHC is not engaged in any legal action to recover monies due to it.

3.9 No Pending Investigation. ITHC is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding ITHC or any officers or directors of ITHC or any shareholders or controlling persons of such shareholders.

3.10 Disclosures. No representation or warranty by ITHC in this Agreement or any Schedule or Exhibit, or any statement, list or certificate furnished or to be furnished by the ITHC pursuant to this Agreement, or in connection with these transactions, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                              SELLING SHAREHOLDERS

The Selling Shareholders hold at least the number of shares set forth next to their names on the signature page hereof, and the shares to be sold by the Selling Shareholders hereunder are owned of record and beneficially by the respective Selling Shareholders and are not subject to any claim, lien, encumbrance or pledge. Each Selling Shareholder has authority to sell such shares pursuant to this Agreement.

                                    ARTICLE 5

                                    COVENANTS

5.1 Investigative Rights. From the date of this Agreement until the First Closing, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

5.2 Conduct of Business. Prior to the First Closing, Silverthorne and ITHC shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither Silverthorne nor ITHC shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein. The parties do contemplate that ITHC may incur additional debt prior to the date of the First Closing.

5.3 Meeting of Silverthorne Shareholders. Following the First Closing, Silverthorne shall, as soon as reasonably possible, call a meeting of the Shareholders of Silverthorne for the purposes of (a) approving a 1 for 4 reverse split of the outstanding Common Stock of Silverthorne; (b) a change of Silverthorne's name to a name designated by ITHC; (c) approving an amendment to the Articles of Incorporation of Silverthorne to authorize the issuance of preferred stock in series in a number designated by ITHC; (d) electing a slate of Directors designated by ITHC; (e) approving a stock option plan designated by ITHC; and (f) approving any other amendments to the Articles of Incorporation reasonably requested by ITHC.

                                    ARTICLE 6
               CONDITIONS PRECEDENT TO SILVERTHORNE'S PERFORMANCE

6.1 Conditions. The obligations of Silverthorne hereunder shall be subject to the satisfaction, at or before the First Closing, of all the conditions set forth in this Article 6. Silverthorne may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Silverthorne of any other condition of or any of Silverthorne's other rights or remedies, at law or in equity, if ITHC shall be in default of any of their representations, warranties, or covenants under this Agreement.

6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ITHC in this Agreement or in any written statement that shall be delivered to Silverthorne by ITHC under this Agreement shall be true and accurate on and as of the First Closing as though made at that time.

6.3 Approval of Shareholders of ITHC. The shareholders of ITHC shall have approved the transfer of all of the assets of ITHC in the manner prescribed by the Delaware Business Corporation Act.

6.4 Performance. ITHC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the First Closing.

6.5 Delivery of Assignment. ITHC shall have delivered an assignment of all of its assets to Silverthorne.

6.6 Auditor's Letter. Prior to the First Closing, ITHC shall have obtained a letter from its auditors that states that they will be able to complete an audit of ITHC for its last two fiscal years within 75 days of the date of the First Closing.

6.7 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ITHC on or before the First Closing.

                                    ARTICLE 7

                   CONDITIONS PRECEDENT TO ITHC'S PERFORMANCE

7.1 Conditions. ITHC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 7. ITHC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ITHC of any other condition of or any of ITHC's rights or remedies, at law or in equity, if Silverthorne shall be in default of any of its representations, warranties, or covenants under this Agreement.

7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Silverthorne in this Agreement or in any written statement that shall be delivered to ITHC by Silverthorne under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3 Performance. Silverthorne shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Silverthorne on or before the Closing Date.

7.5 Directors of Silverthorne. Effective on the First Closing, Patricia A. Jackson shall have submitted her resignation as a Director of Silverthorne, and one person designated by ITHC shall have been elected as a Director effective on the Closing of this transaction.

                                    ARTICLE 8

                                     CLOSING

8.1 First Closing. The First Closing of this transaction shall be held at the offices of Krys Boyle Freedman & Sawyer, P.C., or such other place as shall be mutually agreed upon, on August 23, 1999, or as soon thereafter as practicable. At the First Closing:

(a) Selling Shareholders shall deliver to ITHC stock certificates aggregating 12,602,431 shares of Common Stock of Silverthorne together with duly executed stock powers with Medallion Guarantees.

(b) ITHC shall deliver to Selling Shareholders cashiers checks totaling $190,000 payable to Selling Shareholders and stock certificates representing an aggregate of 300 shares of ITHC common stock.

(c) Silverthorne shall deliver to ITHC a stock certificate representing 29,242,953 shares of Silverthorne restricted Common Stock registered in the name of ITHC; or this number may be reduced by 75,000 pursuant to the provisions of
Section 1.2 above.

(d) ITHC shall deliver to Silverthorne an assignment of all of its assets in a form or forms approved by counsel for Silverthorne.

(e) Silverthorne shall deliver a signed Consent and/or Minutes of the Directors approving this transaction.

(f) ITHC shall deliver a signed Consent and/or Minutes of the Directors and Shareholders of ITHC approving this Agreement and each matter to be approved by the Directors and Shareholders of ITHC.

(g) Silverthorne shall deliver a certificate of its President, dated the closing date, certifying that all of the representations and warranties by Silverthorne are true and accurate as of the closing date, and that all of the conditions to be performed or complied with by it, including the conditions set forth in Sections 7.2 through 7.6 hereof, have been met.

(h) ITHC shall deliver a certificate of its President, dated the closing date, certifying that all of the representations and warranties by ITHC are true and accurate as of the closing date, and that all of the conditions to be performed or complied with by it, including the conditions set forth in Sections 6.2 through 6.7 hereof, have been met.

(i) Silverthorne shall deliver to Mike Underwood and Andy Ungar certificates aggregating 5,000,000 shares of Silverthorne restricted Common Stock as partial payment of finders' fees.

8.2 Second Closing. The Second Closing of this transaction shall be held at the offices of Krys Boyle Freedman & Sawyer, P.C., or such other place as shall be mutually agreed upon at such date and time as the parties shall agree upon, which date shall be after the effective date of a 1 for 4 reverse split of the outstanding Common Stock of Silverthorne. At the Second Closing:

(a) Silverthorne shall deliver to ITHC a stock certificate representing 4,949,611 post-split shares of Silverthrone's Common Stock registered in the name of ITHC.

(b) Silverthorne shall deliver to ITHC signed Minutes of a meeting of the Shareholders of Silverthorne at which the matters set forth in paragraph 5.3 shall have been approved.

(c) Silverthorne shall deliver to Mike Underwood and Andy Ungar certificates representing a total of 550,000 post-split shares of Silverthorne Common Stock as final payment of finders' fees.

                                    ARTICLE 9

                                  MISCELLANEOUS

9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings. There are and have in fact been no restrictions, promises, warranties or undertakings other than those set forth herein. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a subsequent amendment in writing signed by all parties hereto.

9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction, and Colorado will be the proper venue for jurisdictional purposes for any actions brought to enforce this Agreement.

9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      Silverthorne and Selling Shareholders:

           David L. Jackson, President
           Silverthorne Production Company
           16053 Via Viajera
           Rancho Santa Fe, California  92091
           Telecopy:  (619) 759-9123

      with a copy to:

           Jon D. Sawyer, Esq.
           Krys Boyle Freedman Scott & Sawyer, P.C.
           600 Seventeenth Street, Suite 2700 South Tower
           Denver, Colorado 80202
           Telecopy:  (303) 893-2882

      ITHC:

           Peter Tilyou
           Inter-American Telecommunications Holding Corporation
           2608 Second Avenue, Suite 108
           Seattle, Washington  98121
           Telecopy:  (___) ___-____

      with a copy to:

           Thomas S. Smith
           Smith McCullough, P.C.
           4643 South Ulster Street, Suite 900
           Denver, CO  80237
           Telecopy:  (303) 221-6001

9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.10 Brokers. Other than as set forth herein, the parties hereto represent and agree that no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

9.11 Announcements. Silverthorne and ITHC will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

9.12 Expenses. Silverthorne and ITHC will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

9.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

9.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original instrument and all of which together will be considered one and the same agreement, and will become effective when counterparts, which together contain the signatures of each party, will have been delivered to Silverthorne and to ITHC. Delivery of executed signature pages by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

           AGREED TO AND ACCEPTED as of the date first above written.

SILVERTHORNE PRODUCTION COMPANY          INTER-AMERICAN
                                          TELECOMMUNICATIONS HOLDING CORPORATION


By: /s/ David L. Jackson                   By:  /s/ Jim L. Boswell
---------------------------               --------------------------
David L. Jackson, President                Jim L. Boswell, President

SELLING SHAREHOLDERS:

/s/ David L. Jackson
-------------------------------------
David L. Jackson (10,536,720 shares)

/s/ Eric J. Sundsvold
-------------------------------------
Eric J. Sundsvold (1,715,280 shares)

/s/ Patricia A. Jackson
-------------------------------------
Patricia A. Jackson (175,231 shares)

/s/ Karrie R. Jackson
-------------------------------------
Karrie R. Jackson, C/F W.R. Jackson
(175,200 shares)

SCHEDULE 1

1.    TELKIOSK-PERIMEX ASSETS ITHC WILL DELIVER AT TIME OF CLOSING:

     1.1 An electronically archived customer database consisting of no less than 54,034 individual residential and business long distance telephone service subscriber accounts.

2. CTC ASSETS ITHC WILL DELIVER AT TIME OF CLOSING:

     2.1. An electronically archived customer database consisting of no less than 41,415 individual residential and business long distance telephone service subscriber accounts.

3. COGNIGEN ASSETS ITHC WILL DELIVER AT TIME OF CLOSING:

     3.1 All of its agency, reseller and other agreements and contracts Seller has with carriers, switched resellers, unswitched resellers, consolidators or other providers of long distance and local telephone service.
     3.2 All accounts receivable, commissions receivable, future commissions that are and may be payable from any of the carriers, switched resellers, unswitched resellers, consolidators or other providers of long distance and local telephone service.
     3.3 All computer software, proprietary programs and applications, computers, monitors, peripherals, printers, copiers, telephone PABX systems, office furniture and fixtures, office leases, belonging to and used by the Seller in the conduct of its business.
     3.4 All of the ITHC/Cognigen's customer databases, customer ists, print and electronic records relating to customers.
     3.5   Inventories and orders for prepaid telephone cards.
     3.6 All new accounts generated via Cognigen's web sites or through direct sales.
     3.7 All web sites, pages, links and agreements related to the conduct of its core telecommunications business as well as all Internet domains, and email addresses.
     3.8 All of the ITHC/Cognigen's agreements with agents and their subagents within or without its multilevel marketing system.
     3.9 Exclusive use and control of the name "Cognigen" and its attendant copyright, trade name, trademark and service mark registrations both federal and state that may exist.
     3.10 All other intellectual property of the Seller owned and used in connection with the conduct of its core telecommunications business.
     3.11 All its lines of credit with carriers, prepaid card providers, switched resellers, switchless resellers and other providers of local and long distance phone service.

                                   SCHEDULE 2

                         SILVERTHORNE PRODUCTION COMPANY
                                ("Silverthorne")

2.4 The officers and directors of Silverthorne are as follows:

                Name                     Position

           David L. Jackson         President, CEO and Director
           Patricia A. Jackson      Secretary and Director

                                   SCHEDULE 3

      ITHC's obligations with regard to the assets it is selling to SLTH:

1.    Cognigen Assets -

      A cash payment of $300,000 is due and payable to Cognigen Corporation by ITHC.

      An employment/consulting contract in favor of Kevin Anderson for a term of 4 years at an annual salary/fee of $175,000.

2.    CTC Assets -

      A cash payment of $800,000 is due and payable to CTC by ITHC.

      A consulting agreement in favor of Peter Tilyou/CTC for a term of 3 years at an annual fee of $120,000.

3.    TelKiosk Assets -

      A cash payment of $500,000 is due and payable to Telkiosk, Inc. by ITHC.